Exhibit (a)(2)

                               Cirrus Logic, Inc.

   Letter of Transmittal to Tender Options to Purchase Shares of Common Stock
                for New Options Pursuant to the Offer To Exchange
                             dated November 20, 2002

              ====================================================
               The Offer and the related withdrawal rights expire
                  at 12:00 midnight, Pacific time, on December
                     20, 2002, unless the Offer is extended.
              ====================================================

    ========================================================================
     You must deliver this Letter of Transmittal via facsimile only to E*TRADE Business Solutions Group at the facsimile number below. Delivery by any means other than facsimile, including by regular mail, overnight courier, hand delivery or otherwise, or to any person other than E*TRADE Business Solutions Group (including to Cirrus Logic, Inc.), will not constitute a valid delivery and will be rejected, and you will not be deemed to have accepted the Offer (as defined below).
    ========================================================================

To:  E*TRADE Business Solutions Group, Inc.
     Attn: Rajal Mankad
     Telephone: (888) 680-2132
     Facsimile: (703) 236-4946

     Pursuant to the terms and subject to the conditions of the Offer to Exchange dated November 20, 2002, and this Letter of Transmittal, I hereby tender all of my options to purchase shares of common stock, par value $0.001 per share ("Options"), of Cirrus Logic, Inc., which are outstanding under the following stock option plans or arrangements (the "Option Plans"):

     (1) the Cirrus Logic, Inc. 1996 Stock Plan, as the same may have been amended, modified and/or supplemented from time to time until the date hereof;

     (2) the ShareWave, Inc. 1996 Flexible Stock Incentive Plan that we assumed in connection with our acquisition of ShareWave, Inc., as the same may have been amended, modified and/or supplemented from time to time until the date hereof;

     (3) the Stream Machine Company 2001 Stock Plan that we assumed in connection with our acquisition of Stream Machine Company, as the same may have been amended, modified and/or supplemented from time to time until the date hereof; and

     (4) the Cirrus Logic, Inc. 2002 Stock Option Plan, as the same may have been amended, modified and/or supplemented from time to time until the date hereof.

     Note: To validly tender your Options, you must complete this Letter of Transmittal according to the Instructions on page 7 of this Letter of Transmittal. If you choose to accept the Offer, you must tender all, but not less than all, of your Options. Accordingly, if you choose to tender one or more of your Options, but not all of them, you will automatically be deemed not to have tendered any of your Options and your tender will be rejected, unless cured prior to the Expiration Date.

     Only Options outstanding under the Option Plans may be tendered for exchange and cancellation. For instance, options issued under the Cirrus Logic, Inc. Amended 1987 Stock Option Plan, the LuxSonor Semiconductors 1995 Stock Plan (referred to as the M-PACT Plan), the Peak Audio, Inc. 2001 Stock Plan, the AudioLogic,

Inc. 1992 Stock Option Plan and the Stream Machine Company 1996 Stock Plan are not eligible to be tendered for exchange and cancellation in the Offer.

To Cirrus Logic, Inc.:

     Upon the terms and conditions set forth in (1) the Offer to Exchange dated November 20, 2002 (the "Offer to Exchange"), my receipt of which I hereby acknowledge, and (2) this Letter of Transmittal (this "Letter" which, together with the Offer to Exchange, as they may be amended from time to time, constitutes the "Offer"), I, the undersigned, hereby tender to Cirrus Logic, Inc., a Delaware corporation (the "Company"), all of the Options to purchase shares ("Option Shares") of common stock, par value $0.001 per share, of the Company (the "Common Stock") granted to me under the Option Plans in exchange for new options (the "New Options"). I understand that the Company will grant me a New Option under either the Cirrus Logic, Inc. 1996 Stock Plan or the Cirrus Logic, Inc. 2002 Stock Option Plan, as will be determined by the Board of Directors of the Company on the date of grant.

     In accordance with the specific terms and conditions of the Offer, I hereby tender all of my Options (the "Tendered Options"). I understand that the Company will not accept a tender of less than all of my Options or only a portion of an outstanding Option. I understand that if I tender less than all of my Options, I will be deemed not to have tendered any of my Options and my tender will be rejected unless I cure the tender prior to the Expiration Date. I also understand that I may not tender pursuant to the Offer any shares of Common Stock that I own, including any Common Stock I own as a result of exercising Options granted to me, whether or not those shares have vested. I understand that any option split into an incentive stock option portion and a non-qualified stock option portion constitutes a single Option and must be tendered in its entirety, if at all. I further understand that all New Options will be non-qualified stock options, even if some or all of my Tendered Options qualified as incentive stock options.

     I also acknowledge that if I accept the Offer, you accept my Tendered Options for exchange and cancellation pursuant to the Offer and I cease to be employed by the Company or one of its subsidiaries after the Company accepts my Tendered Options for exchange and cancellation and prior to the grant date of the New Options, (1) I will not receive any New Options, or any other payment or consideration, in exchange for my Tendered Options, (2) I will have no further rights with respect to those Tendered Options, and (3) my Tendered Options will not be reissued or returned to me for any reason. I acknowledge that if my employment with the Company or one of its subsidiaries terminates for any reason prior to the expiration of the Offer, my Tendered Options will automatically be withdrawn, and I may exercise those Tendered Options in accordance with their terms to the extent they are vested. I acknowledge that if my Tendered Options are automatically withdrawn, I will not receive any New Options in exchange therefor. In addition, I understand that the Offer does not change the "at-will" nature of my employment with the Company or any of its subsidiaries, and my employment may be terminated by the Company or by me at any time, including prior to the grant date or vesting of the New Options, for any reason, with or without cause.

     In addition, I understand that each Tendered Option accepted for exchange by the Company pursuant to the Offer will be cancelled on or promptly after the expiration date of the Offer and, upon such acceptance and cancellation, I will have no further right or entitlement to purchase any shares of Common Stock pursuant to the terms of that cancelled Option.

     I acknowledge that:

     (1) the New Options will not be granted until on or after the first trading day that is at least six months and one day after the date my Tendered Options are accepted for exchange and cancelled, but no later than July 23, 2003, and

     (2) each of the New Options will be subject to the terms and conditions set forth in a new stock option agreement between the Company and me, which will be forwarded to me after the grant date of the New Options.

     Subject to, and effective upon, the Company's acceptance for exchange of the Tendered Options in accordance with the terms and conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to the Company all right, title and interest in and to all of my Tendered Options, and I hereby agree that I shall have no further right or entitlement to purchase any shares of Common Stock under the Tendered Options that are accepted by the Company for cancellation or to have any other rights or entitlements under those cancelled Options. I also understand and agree that any special vesting acceleration or other features which may form part of my Tendered Options will not be included in the New Options to be granted me and that by tendering my Options for New Options, I hereby agree to the elimination of those special features.

     I acknowledge that the Company has advised me to consult with my own legal, tax and investment advisors as to the consequences of participating or not participating in the Offer. I agree that this Letter is an amendment to the option agreement or agreements to which the Tendered Options are subject.

     I hereby represent and warrant that I have full power and authority to tender the Options and that, when and to the extent accepted for exchange by the Company, such Tendered Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, other than pursuant to the applicable option agreement, and such Tendered Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Tendered Options.

     All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

     By execution hereof, I understand that tenders of Options pursuant to the procedure described in Section 4 of the Offer to Exchange and in the Instructions to this Letter will constitute my acceptance of the terms and conditions of the Offer. The Company's acceptance for exchange of Tendered Options will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.

     I am the registered holder of the Tendered Options, and my name, social security number or other identification number and other information appearing below are true and correct. If I am married, my spouse has signed where indicated below on page 6.

     Subject to the terms and conditions of the Offer, I understand that I may tender all, but not less than all, of my Options outstanding under the Option Plans and that I am not required to tender any of my Options in the Offer. I also understand that all such Options properly tendered prior to the Expiration Date (as defined in the following sentence) and not properly withdrawn will be exchanged for the New Options upon the terms and subject to the conditions of the Offer, including the conditions described in Sections 1 and 7 of the Offer to Exchange. The term "Expiration Date" means 12:00 midnight, Pacific time, on December 20, 2002, unless and until the Company, in its discretion, has extended the period of time during which the Offer will remain open, in which event the term "Expiration Date" refers to the latest time and date at which the Offer, as so extended, expires.

     I recognize that, under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Options tendered for exchange. In any such event, I understand that the Tendered Options delivered herewith but not accepted for exchange will be returned to me at the address indicated below.

     The Offer is not being made to, nor will tenders of Options be accepted from or on behalf of, holders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

     All capitalized terms used in this Letter but not defined shall have the meaning ascribed to them in the Offer to Exchange.

     By choosing to tender all of my Options for exchange pursuant to this Letter of Transmittal, I understand and agree that, if I tender less than all of my Options I will automatically be deemed not to have tendered any of my Options and my tender will be rejected unless I cure the tender prior to the Expiration Date.

                            HOLDER PLEASE SIGN BELOW
                           (SEE INSTRUCTIONS 1 AND 4)

     You must provide the information requested below, and you and your spouse, if any, must sign below where indicated. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this Letter proper evidence of the authority of such person to act in such capacity.


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                               Signature of Owner

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                  (Signature of Holder or Authorized Signatory)

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                     (Signature of Holder's Spouse, if any)

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                      (Holder's Name--Please Print in Full)

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                (Capacity of Authorized Signatory, if applicable)

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                          (Address, including Zip Code)

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                     (Telephone Number, including Area Code)

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                                (E-mail address)

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               (Tax Identification Number, Social Security Number
                        or Other Identification Number)

Date:                  , 2002
     ------------------

                                  INSTRUCTIONS
              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.   Delivery of Letter of Transmittal.

     A properly completed and duly executed original of this Letter (pages 1-6), and any other documents required by this Letter, must be sent via facsimile to E*TRADE Business Solutions Group, Inc. (E*TRADE) at the facsimile number set forth on the front cover of this Letter, and must be received by E*TRADE on or before 12:00 midnight, Pacific time, on the Expiration Date.

     You must deliver this Letter and any other required documents via facsimile only to E*TRADE at the facsimile number set forth on the front cover of this Letter. Delivery by any means other than facsimile, including by regular mail, overnight courier, hand delivery or otherwise, or to any person other than E*TRADE (including to the Company), will not constitute a valid delivery and will be rejected, and you will not be deemed to have accepted the Offer.

     Tenders of Options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. You may not withdraw any of your Tendered Options unless you withdraw all of your Tendered Options. If the Offer is extended by the Company beyond initial Expiration Date, you may withdraw your Tendered Options at any time until the extended Expiration Date. In addition, unless the Company accepts your Tendered Options before 12:00 midnight, Pacific time, on January 22, 2003, you may withdraw your Tendered Options at any time thereafter until they are accepted for exchange. To withdraw your Tendered Options you must deliver the written Notice of Withdrawal that accompanies the Offer to Exchange to E*TRADE via facsimile to the facsimile number set forth on the front cover of this Letter, with the required information to the Company while you still have the right to withdraw the Tendered Options. Your Notice of Withdrawal will be rejected unless it is sent via facsimile prior to the Expiration Date, and no other means of delivery will be accepted. Withdrawals may not be rescinded, and any Tendered Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn Options are properly retendered prior to the Expiration Date by following the procedures described above. No Tendered Options may be withdrawn unless all Tendered Options are withdrawn.

     The Company will not accept any alternative, conditional or contingent tenders. All tendering Option holders, by execution of this Letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

     If the space provided herein is inadequate, the information requested by this Letter should be provided on a separate schedule attached hereto.

2.   Tenders.

     You may not tender less than the entire outstanding portion of a particular Option, and if you elect to accept the Offer, you must tender all, but not less than all, of your Options. Accordingly, if you choose to tender one or more of your Options, but not all of them, you will automatically be deemed not to have tendered any of your Options and your tender will be rejected, unless you cure the tender prior to the Expiration Date. This does not change your responsibility to properly complete this Letter.

     If any one of your Options consists of one portion classified as an incentive stock option and the other portion classified as a non-qualified stock option, the incentive stock option portion and the non-qualified stock option portion together constitute one Option and, to the extent it remains outstanding, the entire Option must be tendered if you want to tender either portion. All New Options issued to you will be non-qualified stock options even if some or all of your Tendered Options qualified as incentive stock options.

3.   Signatures on this Letter of Transmittal.

     The holder of the Options (except as provided in the next paragraph) must sign this letter. In addition, the holder's spouse, if any, must also sign this Letter.

     If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter.

4.   Requests for Assistance or Additional Copies.

     Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter, may be directed to the Company's Stock Administration Department at the address and telephone number given below. Copies will be furnished promptly at the Company's expense.

                     Cirrus Logic, Inc.
                     2901 Via Fortuna
                     Austin, Texas  78746
                     Attn:  Stock Administration Department
                     Bonnie Niemtschk, telephone:  (512) 851-4359
                     Rosalind Chavoya, telephone:  (512) 851-4371
                     Facsimile:  (512) 851-4527

5.   Irregularities.

     The Company will determine, in its discretion, all questions as to form of documents and the validity, form, eligibility (including time of receipt), and acceptance of any tender of Options, and all questions as to the number of shares subject to the Tendered Options or to be subject to the New Options. The Company's determination of these matters will be final and binding on all parties. The Company reserves the right to reject any or all tenders of Options the Company determines do not comply with the conditions of the Offer, not to be in proper form or the acceptance of which to be unlawful. The Company also reserves the right to waive any of the conditions of the Offer or any defect or irregularity in the tender with respect to any particular Tendered Options or any particular Option holder, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Options will be deemed to be properly made until all defects and irregularities have been cured by the tendering Option holder or waived by us. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company, E*TRADE nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

     Important: This Letter, together with all other required documents, must be sent to E*TRADE via facsimile only to the facsimile number set forth on the front cover of this Letter and must be received by E*TRADE on or prior to 12:00 midnight, Pacific time, on the Expiration Date.

6.   Important Tax Information.

     You should refer to Section 15 of the Offer to Exchange, which contains important U.S. federal tax information. In addition, special considerations apply to employees located outside the United States. In some countries, the application of local taxation rules may have important consequences to those employees. You are strongly encouraged to consult with your own tax advisors as to the consequences of your participation in the Offer.

7.   Copies.

     You should make a copy of this Letter, after you have completed and signed it, for your records.